Exhibit 99.1

Mellon Financial Corporation

Quarterly Earnings Summary

April 17, 2007

Table of Contents

Revisions to Business Sectors and Income Statement / Balance Sheet Line Items	2

Cautionary Statement / Additional Information	3

First Quarter 2007 Financial Highlights (vs. first quarter 2006)	4

Financial Summary	5

Noninterest Revenue	6

Net Interest Revenue	7

Noninterest Expense	8

First Quarter 2007 Revenue (FTE) and Pre-tax Income (FTE) Mix / Assets Under Management Flows	9

Business Sectors / Asset Management	10

Wealth Management	11

Asset Servicing	12

Issuer Services	13

Treasury Services	14

Other Sector / Income Taxes / Discontinued Operations	15

Junior Subordinated Debentures / Impact of Adoption of FIN No. 48 and FSP No. 13-2 / Merger Agreement with The Bank of New York (BNY)	16

Appendix – Financial Trends	17

All narrative comparisons in this Quarterly Earnings Summary are with the first quarter of 2006 and all information is reported on a continuing operations basis, unless otherwise noted. See page 2 for a discussion of revisions to Business Sectors and Income Statement / Balance Sheet line items.

Throughout this Quarterly Earnings Summary, certain measures, which are noted, exclude certain items. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance.

Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

REVISIONS TO BUSINESS SECTORS AND INCOME STATEMENT / BALANCE SHEET LINE ITEMS

As part of the planning process for the integration of Mellon and The Bank of New York after the closing of the proposed merger, during the first quarter of 2007:

•

We realigned our business sectors creating the new Issuer Services and Treasury Services sectors and eliminating the Payment Solutions & Investor Services (PS&IS) sector. The Issuer Services sector consists of Mellon Investor Services (stock transfer business), which was previously included in the PS&IS sector. The Treasury Services sector consists of Working Capital Solutions (global cash management) and Mellon Financial Markets (capital markets business), both previously included in the PS&IS sector, as well as Mellon Institutional Banking (large corporate banking), which was previously included in the Other sector. All prior periods have been reclassified for these changes. In addition, we renamed the Mellon Asset Management sector to Asset Management and the Private Wealth Management sector to Wealth Management. There were no changes to the Asset Servicing sector. These changes did not affect the operation of these business lines.

In addition, several new line items have been created on the income statement and balance sheet:

Income statement:

•	Securities servicing fees - Asset servicing - formerly Institutional trust and custody revenue.

•	Securities servicing fees - Issuer services - formerly included in PS&IS revenue.

•	Global payment services - working capital solutions revenue formerly included in PS&IS revenue.

•	Foreign exchange and other trading activities - includes earnings on seed capital investments and other trading activities formerly included in Other revenue.

•	Asset/investment income - includes equity investment income and other amounts formerly included in Financing-related/equity investment revenue.

•	Financing-related fees - includes certain fees formerly included in PS&IS revenue.

•	Software expense - formerly included in Equipment; Professional, legal and other purchased services; and Other expense.

•	Sub-custodian expenses - formerly included in Professional, legal and other purchased services.

•	Communications expense - formerly included telecommunication, postage and delivery expense. Now only represents telecommunication expense.

Balance sheet:

•	Trading assets - Includes trading assets, as well as receivables due from counterparties with master netting agreements (“FIN 39 assets”), formerly included in Other assets.

•

Federal Reserve Stock - formerly included in Investment securities. Now recorded in Other assets. Related earnings formerly included in Net interest revenue are now included in Other noninterest revenue.

•	Other assets- now includes capitalized computer software formerly included in Premises and equipment.

•	Other liabilities - formerly included Accrued taxes and other expenses.

•	Junior subordinated deferrable interest debentures are now included in Long-term debt.

•	Trading account liabilities were formerly included in Other liabilities and are now included in Short-term borrowings.

All prior periods have been reclassified. The reclassifications did not affect the results of operations.

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Summary, (ii) in our presentations and (iii) in the responses to your questions are “forward-looking statements.” These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the Corporation’s future financial goals, including future revenue, expenses and earnings, seasonality factors, the use of excess capital, new business wins, lower levels of incentives associated with performance fees; pipelines for new business in Asset Management, Asset Servicing and Issuer Services; statements with respect to the proposed merger with The Bank of New York, including the expected date for the special meeting to vote on the merger and the expected closing date of the merger with The Bank of New York, expectations with respect to operations after the merger; the expected tax provisioning rate for the second quarter of 2007; and intentions with respect to junior subordinated debentures and expected reduced funding costs, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the businesses of the Corporation and The Bank of New York may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; the combined company may not realize, to the extent or at the time we expect, revenue synergies and cost savings from the transaction; revenues following the transaction may be lower than expected as a result of losses of customers or other reasons; deposit attrition, operating costs, customer loss and business disruption following the transaction, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; governmental or shareholder approvals of the transaction may not be obtained on the proposed terms or expected timeframe or at all; changes in political and economic conditions; changes in the relevant benchmark to measure changes in investment management fees; equity, fixed-income and foreign exchange market fluctuations; changes in the mix of assets under management; changes in the mix of deposits; the effects of the adoption of new accounting standards; corporate and personal customers’ bankruptcies; operational risk; inflation; levels of tax-free income; technological change; success in the timely development of new products and services; competitive product and pricing pressures within the Corporation’s markets; consumer spending and savings habits; interest rate fluctuations; geographic sources of income; monetary fluctuations; acquisitions and integrations of acquired businesses; changes in law; changes in fiscal, monetary, regulatory, trade and tax policies and laws; success in gaining regulatory approvals when required; the effects of terrorist acts and the results of the war on terrorism; as well as other risks and uncertainties detailed from time to time in the filings of the Corporation with the SEC. Such forward-looking statements speak only as of April 17, 2007, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION

The proposed transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation will be submitted to The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s shareholders for their consideration. In connection with the proposed transaction, The Bank of New York Mellon Corporation (“Newco”) filed with the SEC a registration statement on Form S-4 containing a preliminary joint proxy statement/prospectus for the shareholders of The Bank of New York Company, Inc. and Mellon, and each of The Bank of New York Company, Inc. and Mellon Financial Corporation will be filing other documents regarding the proposed transaction with the SEC as well. Before making any voting or investment decision, shareholders are urged to read the preliminary joint proxy statement/prospectus regarding the proposed transaction and the definitive joint proxy statement/prospectus when it becomes available, as well as the other documents referred to in the joint proxy statement/prospectus carefully in their entirety because they contain or will contain important information about the proposed transaction. The definitive joint proxy statement/prospectus will be mailed to the shareholders of The Bank of New York Company, Inc. and Mellon Financial Corporation. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about The Bank of New York Company, Inc. and Mellon Financial Corporation, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, from Mellon Financial Corporation, Secretary of Mellon Financial Corporation, One Mellon Center, Pittsburgh, Pennsylvania 15258-0001 (800-205-7699), or from The Bank of New York Company, Inc., Investor Relations, One Wall Street, 31st Floor, New York, New York 10286 (212-635-1578).

The respective directors and executive officers of The Bank of New York Company, Inc. and Mellon Financial Corporation and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Mellon Financial Corporation and/or The Bank of New York Company, Inc. in respect of the proposed transaction. Information about the directors and executive officers of Mellon Financial Corporation is set forth in the proxy statement for Mellon Financial Corporation’s 2007 annual meeting of shareholders, as filed with the SEC on March 19, 2007. Information about the directors and executive officers of The Bank of New York Company, Inc. is set forth in the proxy statement for The Bank of New York Company, Inc.’s 2007 annual meeting of shareholders, as filed with the SEC on March 14, 2007. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary joint proxy statement/prospectus filed with the SEC and will be contained in the joint proxy statement/prospectus when it becomes available.

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

FIRST QUARTER 2007 FINANCIAL HIGHLIGHTS (vs. first quarter 2006)

	Income after-tax from Continuing Operations		EPS from Continuing Operations
	$ millions	% growth	$	% growth
GAAP*	$243	26%	$.58	23%
Non-GAAP Adjusted	$256	25%	$.61	22%

	% of Pre-tax Income	Growth
Business Sectors		Revenue	Pre-tax	Commentary
Asset Management	52%	23%	30%	Market/net flows/acquisitions/positive operating leverage
Wealth Management	18%	5%	2%	+8% Fee revenue growth/+2% net interest revenue/growth initiatives
Asset Servicing	19%	9%	14%	New business/JV growth/positive operating leverage
Issuer Services	4%	16%	56%	Higher ancillary fees/net interest revenue/ positive operating leverage
Treasury Services	7%	5%	(1)%	Increased noninterest and net interest revenue
Total	100%**	13%	23%*

•	Assets under management exceeded $1 trillion (record), up 28% versus a 10% increase in the S&P 500

•	Net inflows during the quarter totaled $27 billion

•	Record level of assets under custody/administration of $4.8 trillion, increased 17%

•	340 bps of positive operating leverage

•	Total revenue +13.3%

•	Total noninterest expense +9.9%

•	Pre-tax margin (FTE) was 26% (27% operating basis*), versus 24% (25% operating basis*) for 1Q06

•	Approximately 25% of revenue and 22% of pre-tax income from outside the U.S. compared to 19% and 15% 1Q06*

•	Tax rate was 31.2% compared to 32.2% for 1Q06; 2Q07 expected to be approximately 32.5%

•	The tangible shareholders’ equity ratio was 5.38% at March 31, 2007 vs. 4.25-5.25% target range

•	Repurchased 2.6 million shares during the first quarter of 2007, issued 3.7 million shares in connection with benefit plans

*	1Q07 continuing operations includes $8 million pre-tax ($5 million after-tax) of merger-related expenses and a $12 million pre-tax ($8 million after-tax) litigation reserve charge, together totaling approximately 3 cents per share. 1Q06 continuing operations includes $19 million pre-tax ($12 million after-tax), or 3 cents per share, in connection with payments, awards and benefits for Mellon’s former chairman and chief executive officer, pursuant to his employment agreement. The pre-tax growth rate, pre-tax margin and percentage of pre-tax income from outside the U.S. have been adjusted for these items.

**	Excludes the Other sector.

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

FINANCIAL SUMMARY

Mellon Financial Corporation

Continuing Operations

							1Q07 vs. 1Q06
	2006				2007
(dollar amounts in millions, non-FTE basis unless otherwise noted)	1st Qtr (a)	2nd Qtr	3rd Qtr	4th Qtr (a)	1st Qtr (a)
Noninterest revenue	$1,120	$1,158	$1,164	$1,413	$1,280		14%
Net interest revenue	119	113	119	109	125		4

Total revenue	1,239	1,271	1,283	1,522	1,405		13
Provision for credit losses	1	(3)	(1)	5	3		N/M
Total noninterest expense	954	958	963	1,192	1,048		10

Income from continuing operations before income taxes	284	316	321	325	354		24
Provision for income taxes	91	93	103	27	111		N/M

Income from continuing operations	$193	$223	$218	$298	$243		26
Return on equity (annualized)	19%	21%	20%	25%	21%
Pre-tax operating margin (FTE)	24%	26%	26%	22%	26%
Average common shares and equivalents outstanding:
Basic	409,555	408,154	407,210	410,901	412,357
Diluted	414,248	412,986	411,996	416,687	418,599
EPS from continuing operations
GAAP	$.47	$.54	$.52	$.72	$.58		23%
Non-GAAP adjusted (a)	.50	.54	.52	.64	.61		22
Period-end data
Employees	16,600	16,700	16,700	16,800	17,100		3%
Total shareholders’ equity to assets ratio (b)	11.07%	10.55%	10.54%	11.27%	12.10%
Tangible shareholders’ equity to assets ratio (b)	5.26%	4.99%	5.35%	4.74%	5.38%
Tier I capital ratio (b)	11.22%	10.85%	12.30%	12.14%	12.9	%(c)
Total (Tier I plus Tier II) capital ratio (b)	17.36%	16.77%	18.64%	18.54%	18.9	%(c)
Leverage capital ratio (b)	8.58%	8.34%	9.15%	9.06%	9.6	%(c)
Book value per common share	$10.15	$10.31	$10.91	$11.26	$11.76
Tangible book value per common share	$4.53	$4.59	$5.24	$4.41	$4.86
Dividends per share	$.20	$.22	$.22	$.22	$.22
Dividend yield	2.2%	2.6%	2.3%	2.1%	2.0%
Closing common stock price per share	$35.60	$34.43	$39.10	$42.15	$43.14
Market capitalization	$14,723	$14,166	$16,104	$17,502	$17,961

(a)	1Q07 includes merger-related expenses of $8 million and a $12 million litigation reserve charge. 1Q06 includes the $19 million charge recorded in connection with payments, awards and benefits for Mellon’s former chairman and chief executive officer, pursuant to his employment agreement. 4Q06 continuing operations includes $59 million of pre-tax expenses as follows: severance of $26 million; impairment charges of $16 million; merger-related expenses of $11 million; and additional occupancy reserves of $6 million, for a total of $41 million after-tax. 4Q06 continuing operations also includes $74 million of tax benefits primarily related to a reversal of deferred tax liabilities due to management’s decision to indefinitely reinvest earnings of certain foreign subsidiaries in accordance with APB 23.

(b)	Includes discontinued operations.

(c)	Preliminary.

N/M - Not meaningful.

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

NONINTEREST REVENUE

						1Q07
	2006				2007	vs.
(dollar amounts in millions, unless otherwise noted)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q06
Asset and wealth management fees	$464	$486	$516	$599	$609	31%
Performance fees	58	48	56	196	35	(40)
Distribution and servicing	98	108	107	102	123	26
Securities servicing fees
Asset servicing	224	244	233	244	252	12
Issuer services	48	54	49	45	52	9

Total securities servicing fees	272	298	282	289	304	12
Global payment services	70	68	66	67	66	(5)
Foreign exchange and other trading activities	71	68	57	75	60	(15)
Asset/investment income	21	21	19	23	23	6
Financing-related fees	15	11	9	10	11	(28)
Securities gains	—	—	3	—	—	N/M

Other	51	50	49	52	49	(1)
Total noninterest revenue (non-FTE)	$1,120	$1,158	$1,164	$1,413	$1,280	14%
Total noninterest revenue (FTE)	$1,129	$1,167	$1,173	$1,422	$1,290	14%
Noninterest revenue as a percentage of total revenue (FTE)	90%	91%	91%	93%	91%
Annualized noninterest revenue per employee
(in thousands) (based on average headcount)	$273	$279	$277	$333	$305	12%
Market value of assets under management at period-end (in billions)	$808	$870	$918	$995	$1,034	28%
Market value of assets under custody or administration at period-end (in billions)	$4,125	$4,213	$4,380	$4,491	$4,811	17%
S&P 500 Index - period-end	1295	1270	1336	1418	1421	10%
S&P 500 Index - daily average	1284	1281	1288	1389	1424	11%

N/M - Not meaningful.

Note: Several new line items have been created on the income statement. See page 2. Prior periods have been restated.

KEY POINTS

•

Asset and wealth management fees were up a strong 31%, driven by improved equity markets and net asset flows, the acquisition of Walter Scott & Partners, and a higher yield on average assets under management; excluding the impact of acquisitions, asset and wealth management fees increased by 22%

•	Performance fees decreased $23 million reflecting a lower level of out-performance relative to 1Q06 and a relative shift towards hedge fund products with fourth quarter performance fees

•	Distribution and servicing fees increased 26%, reflecting higher sales volumes and higher market values of mutual funds by Mellon Global Investments, our international distributor

•	Securities servicing fees increased 12% primarily due to:

•

Asset servicing increased 12%, due primarily to net new business and a 76% increase in net equity earnings from the ABN AMRO Mellon and CIBC Mellon joint ventures, partially offset by a decline in securities lending revenue

•	Issuer services increased 9%, primarily reflecting higher fees from corporate actions related to M&A activity

•	Global payment services declined 5% due primarily to the loss (in 2006) of the U.S. Government passport processing business

•	Foreign exchange and other trading activities decreased 15% primarily due to lower market volatility in most currencies partially offset by higher client volumes

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

NET INTEREST REVENUE

						1Q07
	2006				2007	vs.
(dollar amounts in millions) (a)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q06
Net interest revenue (FTE)	$124	$116	$123	$113	$129	4%
Net interest margin (FTE)	1.92%	1.70%	1.63%	1.55%	1.78%	(14	)bp
Selected average balances:
Money market investments	$2,317	$2,897	$4,903	$3,774	$4,160	80%
Trading account securities (b)	309	439	456	480	504	63
Securities (c)	17,617	18,172	18,609	18,518	18,546	5
Loans	5,979	5,872	5,852	6,101	6,085	2

Interest-earning assets (c)	26,222	27,380	29,820	28,873	29,295	12
Interest-bearing deposits	15,295	15,722	19,917	19,144	17,571	15
Noninterest-bearing deposits	8,274	8,362	7,988	7,407	8,397	2
Noninterest-bearing deposits as a percentage of interest-earning assets	32%	31%	27%	26%	29%

(a)	Prior periods calculated on a continuing operations basis even though the balance sheet, in accordance with GAAP, is not restated for discontinued operations.

(b)	Excludes FIN 39 assets as these assets are noninterest-earning.

(c)	Excludes adjustments for fair value required by SFAS No. 115.

bp - basis points.

KEY POINTS

•

Net interest revenue (FTE) increased $5 million, or 4%, compared with 1Q06, reflecting the higher level of interest earning assets, partially offset by the financing costs associated with the Walter Scott & Partners acquisition. Net interest revenue increased $16 million, or 14% (unannualized), compared with 4Q06 reflecting a higher level of noninterest-bearing deposits and a higher level of interest-earning assets

•

The net interest margin decreased 14 bps compared with 1Q06, reflecting the lower proportion of noninterest-bearing deposits combined with the financing costs associated with Walter Scott & Partners acquisition

•	Please refer to pages 4 and 5 of the Appendix for a 9-quarter trend of average balances and interest yields/rates

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

NONINTEREST EXPENSE

							1Q07
	2006					2007	vs.
(dollar amounts in millions)	1st Qtr		2nd Qtr	3rd Qtr	4th Qtr (a)	1st Qtr (a)	1Q06
Staff
Compensation	$268		$270	$279	$309	$282	5%
Incentives (b)	170		145	160	248	181	6
Employee benefits	76		71	73	78	77	2

Total staff	514	(c)	486	512	635	540	5
Distribution and servicing	115		126	122	140	142	24
Professional, legal and other purchased services	104		114	121	134	120	15
Net occupancy	59		58	51	68	56	(4)
Business development	25		28	25	36	28	11
Furniture and equipment	25		24	26	31	28	12
Software	20		21	16	20	18	(9)
Sub-custodian expenses	13		14	14	14	17	23
Communications	9		8	8	8	6	(26)
Amortization of intangible assets	7		7	7	23	12	64
Other	63		72	61	83	81	29

Total noninterest expense	$954		$958	$963	$1,192	$1,048	10%

Total staff expense as a percentage of total revenue (FTE)	41	%(c)	38%	39%	41%	38%
Employees at period-end	16,600		16,700	16,700	16,800	17,100	3%

(a)	4Q06 includes pre-tax expenses of: severance $26 million; impairment charges related to DPM and HBV $16 million; merger-related expenses $11 million; and additional occupancy reserves $6 million. 1Q07 includes $8 million of merger-related expenses and a $12 million charge for litigation.

(b)	Stock option expense totaled $11 million in the 1Q06, including $3 million for Mellon’s former chairman and chief executive officer, pursuant to his employment agreement, $9 million in the 2Q06, $8 million in both the 3Q06 and 4Q06, and $7 million in the 1Q07.

(c)	1Q06 includes a $19 million pre-tax charge in connection with payments, awards and benefits for Mellon’s former chairman and chief executive officer, pursuant to his employment agreement. Excluding this charge, staff expense as a percentage of total revenue (FTE) was 40% in 1Q06.

Note: Several new line items have been created on the income statement. See page 2. Prior periods have been restated.

KEY POINTS

•	Strong expense management resulting in 340 bps of positive operating leverage

•	Total revenue +13.3%

•	Total noninterest expense +9.9%

•	Total staff expense increased 5% due to; new business, annual merit increase (effective July 1, 2006) and the Walter Scott & Partners acquisition

•	Distribution and servicing increased 24% due to an increased level of mutual fund sales activity outside of the U.S.

•

Higher professional, legal and other purchased services, business development, furniture and equipment and sub-custodian expense in support of new business generation and strategic initiatives, as well as the Walter Scott & Partners acquisition, partially offset by declines in net occupancy, communications and software expense

•	Other - 1Q07 includes a $12 million litigation reserve charge

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

FIRST QUARTER 2007 REVENUE (FTE) AND PRE-TAX INCOME (FTE) MIX

*	Business sectors, excluding the Other sector

ASSETS UNDER MANAGEMENT FLOWS

	12 Months
Changes in market value of assets under management from March 31, 2006 to March 31, 2007 - by business sector
(in billions)	Asset Management	Wealth Management	Asset Servicing	Total
Market value of assets under management at March 31, 2006	$649	$55	$104	$808
Net inflows:
Long-term	22	2	—	24
Money market	38	—	—	38
Securities lending	—	—	28	28

Total net inflows	60	2	28	90
Net market appreciation (a)	59	3	—	62
Acquisitions, net, and transfers	66	—	8	74

Market value of assets under management at
March 31, 2007	$834	$60	$140	$1,034

(a)	Includes the effect of changes in foreign exchange rates.

	3 Months
Changes in market value of assets under management from Dec. 31, 2006 to March 31, 2007 - by business sector
(in billions)	Asset Management	Wealth Management	Asset Servicing	Total
Market value of assets under management at Dec. 31, 2006	$820	$59	$116	$995
Net inflows (outflows):
Long-term	(4)	1	—	(3)
Money market	6	—	—	6
Securities lending	—	—	24	24

Total net inflows	2	1	24	27
Net market appreciation (a)	12	—	—	12

Market value of assets under management at
March 31, 2007	$834	$60	$140	$1,034

(a)	Includes the effect of changes in foreign exchange rates.

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

BUSINESS SECTORS

Our lines of business are combined into six business sectors: Asset Management; Wealth Management; Asset Servicing; Issuer Services; Treasury Services; and Other.

ASSET MANAGEMENT

						1Q07
	2006				2007	vs.
(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q06
Revenue:
Asset and wealth management:
Mutual funds	$194	$201	$204	$228	$232	20%
Institutional clients	156	167	194	244	249	59
Private clients	24	26	25	28	29	19

Total asset and wealth management	374	394	423	500	510	36
Performance fees	58	48	56	196	35	(40)
Distribution and servicing	98	108	107	102	123	26
Other	28	15	25	40	26	(10)

Total noninterest revenue	558	565	611	838	694	24
Net interest revenue (expense)	(4)	(10)	(10)	(18)	(9)	N/M

Total revenue	554	555	601	820	685	23
Noninterest expense	395	399	415	545	477	21

Income before taxes	$159	$156	$186	$275	$208	30%
Market value of assets under management at period-end (in billions)(a)	$649	$708	$748	$820	$834	28%
Assets under management - net inflows (outflows) (in billions):
Long-term	$10	$11	$6	$9	$(4)
Money market	$(3)	$10	$19	$3	$6
Employees at period-end	2,600	2,600	2,600	2,700	2,800
Return on common equity (annualized)	44%	42%	50%	74%	39%
Pre-tax operating margin	29%	28%	31%	34%	30%
Adjusted pre-tax operating margin (b)	36%	36%	39%	40%	38%
MEMO: Intangible amortization	$3	$3	$3	$8	$9

(a)	Excludes amounts subadvised for other sectors of $4 billion, $3 billion, $3 billion, $4 billion and $6 billion.

(b)	Calculated by netting distribution and servicing expense from revenue.

N/M - Not meaningful.

Note: 4Q06 includes $6 million of severance expense as well as $5 million of impairment charges related to the sale of HBV Alternative Investment Strategies.

KEY POINTS

•	Generated 200 bps of positive operating leverage

•	35% of the total revenue non-U.S. vs. 25% in 1Q06

•

Asset and wealth management fees increased 36% vs. 1Q06, reflecting improved equity markets, net asset flows, the Walter Scott & Partners acquisition, as well as a higher yield on average assets under management, driven by an increase in mutual fund assets and higher yielding institutional products

•

Long-term asset flows were negative $4 billion in 1Q07 principally reflecting the loss of low yielding products (averaging under 10 bps) partially offset by our focus on alpha-generating institutional products

•	Short-term asset flows were positive $6 billion in 1Q07 reflecting the interest rate environment

•	Performance fees decreased $23 million reflecting a lower level of out-performance relative to 1Q06 and a relative shift towards hedge fund products with fourth quarter performance fees

•	Distribution and service fees increased 26%, reflecting higher sales volumes and higher market values of mutual funds by Mellon Global Investments, our international distributor

•	Pipeline for new business extremely strong going into 2Q07

•	Mellon Global Investments opened an office in Seoul, South Korea (January 2007)

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

WEALTH MANAGEMENT

						1Q07
	2006				2007	vs.
(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q06
Revenue:
Asset and wealth management	$90	$92	$93	$99	$99	10%
Other	8	8	7	7	7	N/M

Total noninterest revenue	98	100	100	106	106	8
Net interest revenue	74	77	77	77	75	2

Total revenue	172	177	177	183	181	5
Noninterest expense	103	105	106	112	110	7

Income before taxes	$69	$72	$71	$71	$71	2%
Average loans	$4,615	$4,688	$4,669	$4,762	$4,834	5%
Average assets	$10,279	$10,395	$10,544	$10,760	$11,008	7
Average deposits	$8,824	$8,865	$8,827	$8,936	$9,219	4
Market value of total client assets at period end (in billions)	$89	$87	$90	$95	$99	12%
Employees at period-end	1,900	2,000	2,000	2,000	2,000
Return on common equity (annualized)	34%	35%	34%	35%	34%
Pre-tax operating margin	40%	41%	40%	39%	39%
MEMO: Intangible amortization	$1	$1	$1	$1	$1

N/M - Not meaningful.

Note: 4Q06 includes $1 million of severance expense.

KEY POINTS

•	Total noninterest revenue increased 8%, driven by improved equity markets, new business and acquisitions; annualized new business revenue is up 43% from 1Q06

•	Total client assets increased 12%, to a record level of $99 billion, including a record level of $60 billion in managed assets; increases were driven by improved equity markets and new business

•	Net interest revenue increased 2% due to higher loan and deposit levels; volume increases were partially offset by deposit spread compression

•

Negative operating leverage resulted from the expense impact of growth initiatives including the impact of additional sales representatives, new office locations as well as increased marketing and technology expenses

•	1Q07 opened new office location in Connecticut, wealth offices now total 69

•	2006 Client Survey

•	93% - exceptional client satisfaction

•	93% - willing to refer Wealth Management

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

ASSET SERVICING

						1Q07
	2006				2007	vs.
(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q06
Revenue:
Securities servicing fees - Asset Servicing	$204	$226	$214	$223	$231	13%
Foreign exchange and other trading activities	62	75	56	63	55	(12)
Other	21	20	21	25	23	17

Total noninterest revenue (a)	287	321	291	311	309	8
Net interest revenue	26	27	29	24	32	23

Total revenue	313	348	320	335	341	9
Noninterest expense	245	261	257	292	264	8

Income before taxes	$68	$87	$63	$43	$77	14%
Average deposits	$7,111	$7,570	$8,737	$8,975	$8,536	20%
Market value of assets under management at period-end (in billions)(b)	$104	$108	$115	$116	$140	35%
Market value of assets under custody or administration at period-end (in billions) (a)	$4,091	$4,180	$4,344	$4,453	$4,769	17%
Employees at period-end	4,500	4,500	4,600	4,600	4,700
Return on common equity (annualized)	34%	42%	31%	21%	36%
Pre-tax operating margin	22%	25%	20%	13%	23%
MEMO:
Securities lending revenue	$30	$38	$26	$26	$29	(5)%
Total joint venture revenue (a)	$119	$149	$140	$143	$153	28%
Intangible amortization	$3	$3	$2	$14	$2	N/M

(a)	Total joint venture revenue includes the activity of CIBC Mellon and ABN AMRO Mellon. Included in noninterest revenue is Mellon’s portion of the earnings of the joint ventures, which are accounted for under the equity method of accounting. Assets under custody or administration for CIBC Mellon totaled $682 billion, $695 billion, $737 billion, $748 billion and $771 billion. Assets under custody or administration of ABN AMRO Mellon totaled $586 billion, $640 billion, $696 billion, $773 billion and $913 billion.

(b)	Represents the investment of securities lending cash collateral managed by the Asset Servicing sector.

Note: 4Q06 includes $11 million of impairment charges related to DPM Mellon and $6 million of severance expense.

KEY POINTS

•	Generated 100 bps of positive operating leverage

•	32% of 1Q07 total revenue non-U.S., compared to 28% 1Q06

•	Total revenue increased 9% reflecting:

•

A 13% increase in asset servicing fees, driven by improved market conditions, net new business, a 76% increase in net equity earnings from the ABN AMRO Mellon and CIBC Mellon joint ventures; partially offset by lower securities lending revenue due to lower spreads partially offset by a higher level of securities on loan

•	A 12% decrease in foreign exchange and other trading activities, due to lower volatility in most currencies partially offset by higher client volumes

•	A 23% increase in net interest revenue due to increased deposit levels and spreads

•

Noninterest expense increased 8%, reflecting higher staff expense in support of business growth, increased joint venture pass-through payments, increased sub-custodian expense related to higher asset levels and other growth initiatives

•	Assets under custody or administration increased to a record level of $4.769 trillion, including net new conversions of $240 billion in 1Q07

•	New business wins totaled $126 billion in 1Q07

•	Pipeline for new business extremely strong going into 2Q07

•	2007 R&M Custody Survey - #1 rated custodian among the peer group of large custodians for the sixth consecutive year (released March 2007)

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

ISSUER SERVICES (provides shareholder services to corporations and institutions previously included in the PS&IS sector)

						1Q07
	2006				2007	vs.
(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q06
Revenue:
Securities servicing fees - Issuer Services	$48	$54	$49	$45	$52	9%
Other	1	2	1	2	2	N/M

Total noninterest revenue	49	56	50	47	54	9
Net interest revenue	18	20	19	22	24	33

Total revenue	67	76	69	69	78	16
Noninterest expense	57	62	56	63	62	9

Income before taxes	$10	$14	$13	$6	$16	56%
Average deposits	$1,639	$1,665	$1,497	$1,726	$1,897	16%
Employees at period-end	800	800	800	800	800
Return on common equity (annualized)	18%	26%	23%	11%	28%
Pre-tax operating margin	15%	19%	19%	9%	20%
MEMO: Intangible amortization	$—	$—	$—	$—	$—

Note: 4Q06 includes $4 million of severance expense.

KEY POINTS

•	Generated 700 bps of positive operating leverage

•	Total noninterest revenue increased 9% primarily reflecting higher fees from corporate actions related to M&A activity

•	Net interest revenue increased 33% due primarily to a 16% increase in average deposit levels

•	Noninterest expense increased 9% in support of revenue growth

•	Pipeline for M&A related corporate actions remains strong

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

TREASURY SERVICES (provides working capital solutions, which was previously included in the PS&IS sector, and institutional banking previously included in the Other sector)

						1Q07
	2006				2007	vs.
(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	1Q06
Revenue:
Global payment services	$64	$62	$61	$62	$63	(2)%
Other	8	9	9	10	12	N/M

Total noninterest revenue	72	71	70	72	75	6
Net interest revenue	30	31	29	30	32	3

Total revenue	102	102	99	102	107	5
Noninterest expense	73	73	75	78	79	7

Income before taxes	$29	$29	$24	$24	$28	(1)%
Average loans	$520	$593	$615	$772	$688	32%
Average assets	$5,667	$5,462	$5,355	$5,628	$5,952	5%
Average deposits	$5,099	$4,851	$4,714	$5,036	$5,353	5%
Employees at period-end	2,600	2,600	2,600	2,600	2,600
Return on common equity (annualized)	23%	23%	19%	18%	22%
Pre-tax operating margin	28%	29%	24%	23%	27%
MEMO: Intangible amortization	$—	$—	$1	$—	$—

Note: 4Q06 includes $1 million of severance expense.

KEY POINTS

•	Noninterest revenue increased $3 million due to higher other fee revenue

•	Net interest revenue increased $2 million primarily resulting from higher deposit levels at Working Capital Solutions

•	Noninterest expense increased $6 million primarily in support of business growth

•	Working Capital Solutions - Maintains customer satisfaction leadership position in wholesale lockbox (2006 Phoenix-Hecht survey)

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

OTHER SECTOR (primarily includes business exits activity and Corporate Treasury activities)

	2006				2007
(in millions, presented on an FTE basis)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Revenue:
Noninterest revenue	$65	$54	$51	$48	$52
Net interest revenue	(20)	(29)	(21)	(22)	(25)

Total revenue	45	25	30	26	27
Credit quality expense	1	(3)	(1)	5	3
Noninterest expense	81	58	54	102	56

Income (loss) before taxes (FTE)	$(37)	$(30)	$(23)	$(81)	$(32)

KEY POINTS

•

Total revenue declined $18 million resulting from the 1Q06 gain on the sale of the large corporate real estate loan portfolio, and lower revenue in 2007 due to the expiration of the transitional services agreement with ACS

•

Noninterest expense declined $25 million, principally due, after excluding the $19 million in 1Q06 and $20 million in 1Q07 charges noted on page 5, footnote (a), to lower under absorbed overhead in the Other sector due to growth in the business sectors

INCOME TAXES

The effective tax rate for the first quarter of 2007 was 31.2%, compared with 32.2% in the first quarter of 2006. It is currently anticipated that the tax rate for the second quarter of 2007 will be approximately 32.5%.

DISCONTINUED OPERATIONS

We reported a net after-tax gain of $9 million from discontinued operations in the first quarter of 2007.

In August 2006, we announced a definitive agreement to sell our insurance premium financing company, AFCO Credit Corporation, and its Canadian affiliate, CAFO Inc. The sale closed on Jan. 2, 2007, resulting in a $13 million after-tax gain on sale in the first quarter of 2007.

In December 2006, Mellon sold its ownership interest in the direct and indirect portfolios of Mellon Ventures, our venture capital business. A substantial portion of the sale was completed in December with subsequent closings during the first quarter of 2007. An additional $5 million after-tax loss on the sale of this business was recorded in the first quarter of 2007, primarily resulting from an adjustment to the carrying value of a receivable recorded as part of the settlement of the transaction.

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Mellon Financial Corporation 1Q07 Quarterly Earnings Summary

JUNIOR SUBORDINATED DEBENTURES

Based on current interest rate expectations and subject to our ability to issue replacement securities prior to the proposed merger with BNY, we intend to redeem our Series A and Series B junior subordinated debentures, each issued for a face value of $515 million, in the second quarter of 2007. The securities are redeemable at 103.86% and 103.9975% of the liquidation amounts during the 12-month periods beginning Dec. 1, 2006 and Jan. 15, 2007, respectively. We expect to replace these securities in the second quarter with a combination of Tier I qualifying capital securities and senior debt securities that would reduce our future funding costs. Redemption of both securities would result in a total pre-tax charge to income of $46 million for the redemption premiums and write-off of unamortized issuance costs. Junior subordinated debentures are included in long-term debt on our balance sheet.

IMPACT OF ADOPTION OF FIN NO. 48 AND FSP NO. 13-2

Effective Jan. 1, 2007, we adopted FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes”—an Interpretation of SFAS No. 109, “Accounting for Income Taxes.” Also, in conjunction with the adoption of FIN 48, we adopted FASB Staff Position (FSP) 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction.” The combined impact of adopting FIN 48 and FSP 13-2 was a $6 million direct reduction to the beginning balance of our retained earnings, reported as a change in accounting principle.

MERGER AGREEMENT WITH BNY

On Dec. 3, 2006, Mellon and BNY entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Mellon and BNY will each merge with and into a newly formed corporation called The Bank of New York Mellon Corporation. The parties amended and restated the Merger Agreement on Feb. 23, 2007 and again on March 30, 2007. The boards of directors of both companies have unanimously approved the Merger Agreement and have adopted a resolution recommending the adoption of the Merger Agreement by its respective shareholders. Each party has agreed to put these matters before their respective shareholders for consideration. Subject to satisfaction of various conditions of closing, the merger is currently expected to close early in the third quarter of 2007.

Mellon and BNY filed a joint proxy statement/prospectus with the SEC regarding the proposed merger in late February and filed amendments to the joint proxy statement/prospectus with the SEC in April. Mellon and BNY each anticipate holding separate special shareholder meetings on May 24, 2007 to approve the merger. April 12, 2007 is the record date for shareholders entitled to vote at the special shareholders meeting.

Page - 16

Quarterly Earnings Summary

APPENDIX

Financial Trends

Table of Contents

Notes to Financial Trends	1

Consolidated Results	2

Noninterest Revenue	3

Average Balances	4

Interest Yields / Rates	5

Noninterest Expense	6

Assets Under Management / Administration or Custody	7

Assets Under Management Net Flows	8

Asset Management	9

Wealth Management	10

Asset Servicing	11

Issuer Services	12

Treasury Services	13

Other Sector	14

Annual Business Sector Trends 2004-2006	15

Nonperforming Assets	17

Provision and Reserve for Credit Exposure	18

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